Exhibit 10.2

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December 20, 2021, by and between ITHAX Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Issuer is concurrently with the execution and delivery hereof entering into that certain Business Combination Agreement (as amended or modified, the “Business Combination Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Business Combination Agreement), by and among the Issuer, Ithax Merger Sub I, LLC, a Delaware limited liability company and wholly-owned subsidiary of Issuer (“Merger Sub I”), Ithax Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of Issuer(“Merger Sub II”) and Mondee Holdings II, Inc. a Delaware corporation (together with its direct and indirect subsidiaries, “Target”), in substantially the same form provided to Subscriber prior to the date hereof, pursuant to which, among other transactions, Issuer will de-register from the Register of Companies in the Cayman Islands pursuant to the Cayman Islands Companies Act (as revised) and become domesticated as a corporation in the State of Delaware by complying with Section 388 of the Delaware General Corporation Law (the “Domestication”) and Merger Sub I will merge with and into the Target, with Target surviving as a wholly-owned subsidiary of Issuer (the “First Merger”), and immediately following the First Merger, Target will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Issuer (the “Second Merger”, collectively with the Domestication and the First Merger, the “Transactions”);

WHEREAS, in connection with the Transactions and contingent on the closing of the Transactions pursuant to the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A common stock, par value $0.001 per share (the “Class A Shares”), as set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $10.00 per share (the “Per Share Price”) and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, the Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (each an “Other Subscriber”) have (severally and not jointly) entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), substantially similar to this Agreement, pursuant to which such investors have agreed to purchase Class A Shares on the Closing Date (as defined below) at the Per Share Price (the “Other Acquired Shares”); and

WHEREAS, the aggregate amount of Class A Shares to be sold by Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements as of the date hereof equals 5,000,000 Class A Shares at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                   Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Subscriber acknowledges and agrees that, as a result of the Domestication, the Acquired Shares that will be purchased by the Subscriber and issued by the Issuer pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.              Closing.

(a)                The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the consummation of the First Merger and shall occur substantially concurrently therewith. Not less than five business days prior to the scheduled closing date of the Transactions (the “Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date, (ii) that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. Subscriber shall deliver to the Issuer no later than one business day before the Closing Date (as specified in the Closing Notice) or such other date as otherwise agreed to by the Issuer and Subscriber (such date, the “Purchase Price Payment Date”) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (1) to the account(s) specified by the Issuer in the Closing Notice, designated by the Issuer prior to the Closing Date for the benefit of Subscriber until the Closing Date and any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscriber’s Acquired Shares, including, without limitation, the legal name of the person in whose name such Acquired Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable, or (2) in the case of a Subscriber that is an “investment company” registered under the Investment Company Act of 1940, as amended, to an account specified by the Issuer and subject to such procedures otherwise mutually agreed by Subscriber and the Issuer (“Alternative Settlement Procedures”). For the avoidance of doubt, mutually agreeable Alternative Settlement Procedures shall include, without limitation, the Subscriber delivering to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery to the undersigned of the Acquired Shares in book entry form as set forth in the following sentence. On the Closing Date, the Issuer shall deliver to Subscriber (A) the Acquired Shares in book entry form (or, if requested by Subscriber in writing in advance of the Closing, in certificated form, duly executed on behalf of the Issuer and countersigned by the Issuer’s transfer agent (the “Transfer Agent”)), free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of the Transfer Agent showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”); provided, however, that the Issuer’s obligation to issue the Acquired Shares to Subscriber is contingent upon Issuer having received the Purchase Price in full in accordance with this Section 2. Unless otherwise provided pursuant to Alternative Settlement Procedures, upon the transfer of Subscriber’s Deliveries by the Issuer to Subscriber (or its nominee in accordance with its delivery instructions), the Subscriber shall, on the Closing Date, release the Purchase Price to the Issuer. In the event the closing of the Transactions does not occur within three business days of the Closing Date specified in the Closing Notice, unless otherwise agreed by the Issuer and Subscriber, the Issuer shall promptly (but not later than two business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries representing the Acquired Shares or share certificates shall be deemed cancelled. Notwithstanding such return or cancellation, failure to close on the Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived, and unless and until this Subscription Agreement is terminated in accordance with Section 6 hereof, Subscriber shall remain obligated to (x) redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice with a new Closing Date in accordance with this Subscription Agreement and (y) upon satisfaction or waiver of the conditions set forth in Section 2(b), consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transactions. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, are open for the general transaction of business.

(b)                The Closing shall be subject to the satisfaction, or waiver by each of the parties hereto, of the conditions that, on the Closing Date:

(i)                 solely with respect to Subscriber, the representations and warranties made by the Issuer (other than the representations and warranties set forth in Section 3(b), Section 3(c) and Section 3(h)) in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing Date), the representations and warranties made by the Issuer set forth in Section 3(b), Section 3(c) and Section 3(h) shall be true and correct in all respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), in each case, without giving effect to the consummation of the Transactions;

(ii)               solely with respect to the Issuer, (1) the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects as of the Closing Date), in each case, without giving effect to the consummation of the Transactions, and (2) all obligations, covenants and agreements of the Subscriber required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(iii)              solely with respect to the Issuer, Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement;

(iv)              No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order which is then in effect and has the effect of making the First Merger, Second Merger or the other Transactions illegal or otherwise prohibiting consummation of the First Merger, Second Merger or the other Transactions.

(v)                the Issuer’s equityholders shall have approved the issuance of the Acquired Shares and Other Acquired Shares as and if required by The Nasdaq Stock Market (“Nasdaq”) rules;

(vi)              solely with respect to Subscriber, the Issuer shall have made such filings with Nasdaq as are necessary for the listing of the Acquired Shares and Other Acquired Shares and such Acquired Shares and Other Acquired Shares shall have been approved for listing on Nasdaq, subject to notice of issuance thereof;

(vii)             all conditions precedent to the closing of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived (as determined by the parties to the Business Combination Agreement) (other than those conditions that by their nature may only be satisfied at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transactions), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(viii)            solely with respect to Subscriber, the Issuer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; and

(ix)              except to the extent consented to in writing by Subscriber, the Business Combination Agreement (as filed with the Commission (as defined below) on or shortly after the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement.

(c)                Upon the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber and the Issuer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to reasonably assist and cooperate with the other party hereto in doing all things reasonably necessary, proper or advisable under applicable legal requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Subscription Agreement.

3.                   Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber and each Placement Agent (as defined below) that:

(a)                The Issuer has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands. As of the Closing Date, immediately following the Domestication, the Issuer will be duly incorporated, validly existing as a corporation in good standing under the laws of the State of Delaware. The Issuer has corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                The Acquired Shares have been duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (except as otherwise stated herein) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or under the laws of the Cayman Islands or laws of the State of Delaware, as the case may be, under any agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or otherwise.

(c)                This Subscription Agreement, the Business Combination Agreement, the Other Subscription Agreements and any other agreements related to or executed in connection with the Transactions (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and, assuming that the Transaction Documents have been duly authorized, executed and delivered by the other parties thereto, are valid and binding obligations of the Issuer, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)                The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares and other transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, that, in the case of clause (i) or (iii), would reasonably be expected to have a Material Adverse Effect. For purposes of this Subscription Agreement, a “Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Issuer or its respective subsidiaries individually or taken as a whole and including the combined company after giving effect to the Transactions, or materially affect, impede, or prevent the Issuer’s ability to consummate the (i) transactions contemplated hereby, including the issuance and sale of the Acquired Shares or (ii) the Transactions.

(e)                There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the shares to be issued pursuant to the Transactions, in each case, that have not been or will not be validly waived on or prior to the Closing Date, including such terms of the shares of the Issuer’s Class B common stock, par value $0.001 per share (the “Class B Shares”), pursuant to the terms of the Issuer’s certificate of incorporation.

(f)                 The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)                The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement or the Transactions (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable; (iv) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s equityholders; (v) those that will be obtained on or prior to the Closing (including those required to consummate the Transaction as provided under the Business Combination Agreement), (vi) any filing, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (vii) as set forth in the Business Combination Agreement; and (viii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act.

(h)                As of the date of this Subscription Agreement the authorized capital stock of the Issuer consists of (i) 1,000,000 preference shares, par value $0.001 per share (“Preference Shares”) and (ii) 110,000,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”), including (1) 100,000,000 Class A Ordinary Shares and (2) 10,000,000 Class B Ordinary Shares. As of the date of this Subscription Agreement, (i) no Preference Shares are issued and outstanding, (ii) 24,825,000 Class A Ordinary Shares are issued and outstanding, (iii) 6,037,500 Class B Ordinary Shares are issued and outstanding and (iv) 12,075,000 redeemable warrants and 337,500 private placement warrants are outstanding, none of which are exercisable on or prior to the Closing. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to and were not issued in violation of any preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to and were not issued in violation of any preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Ordinary Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (i) as set forth in the SEC Reports (as defined below) and (ii) as contemplated by the Business Combination Agreement. Except as disclosed in the SEC Reports, as of the date hereof, the Issuer had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of the Closing Date.

(i)                 The Issuer is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(j)                 The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “ITHX” (it being understood that the trading symbol will be changed in connection with the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Issuer’s continued listing application in connection with the Transactions. The Issuer has taken no action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Class A Ordinary Shares under the Exchange Act or the listing of the Class A Ordinary Shares on Nasdaq and is in compliance in all material respects with the listing requirements of Nasdaq.

(k)                Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement and each of the Other Subscribers under their respective Other Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares or the Other Acquired Shares by the Issuer to Subscriber and to the Other Subscribers, as applicable, in the manner contemplated by this Subscription Agreement and the Other Subscription Agreements. The Acquired Shares and the Other Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l)                 Each report, statement and form (including exhibits and other information incorporated therein) filed by the Issuer with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act or filed pursuant to the Securities Act since its initial registration of the Class A Ordinary Shares (the “SEC Reports”) when filed complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Reports filed under the Exchange Act or the Securities Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Report that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of all other SEC Reports. The Issuer has timely filed each SEC Report that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Issuer’s SEC Reports. In addition, the Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of the SEC Reports since its initial registration of the Class A Ordinary Shares with the Commission. Each of the financial statements (including, in each case, any notes thereto) of the Issuer contained in the SEC Reports was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Quarterly Report on Form 10-Q of the Commission), each complied in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein.

(m)              Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or Target or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer or Target.

(n)                Except for placement fees payable to the Placement Agents, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of the Issuer and such relationships shall not have any liability on Subscriber. The Issuer is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(o)                Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

(p)                Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(q)                The Issuer has not entered into any side letter or similar agreement with any Other Subscriber or any other investor relating to such Other Subscriber’s or other investor’s direct or indirect investment in the Issuer, other than the Business Combination Agreement, the Other Subscription Agreements, the Registration Rights Agreement (as defined below) to the extent that an Other Subscriber is party thereto, or any side letter or similar agreement unrelated to such Acquired Shares or whose terms and conditions are not materially more advantageous to such Other Subscriber than Subscriber hereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons). The Other Subscription Agreements reflect the same Per Share Price and other material terms and conditions with respect to the purchase of the Other Acquired Shares that are no more favorable to such Other Subscriber thereunder than the terms and conditions of this Subscription Agreement (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons). The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(r)                 The Issuer is not, and immediately after receipt of payment for the Acquired Shares, and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)                 There has been no action taken by the Issuer, or, to the knowledge of the Issuer, any officer, director, equityholder, manager, employee, agent or representative of the Issuer, in each case, acting on behalf of the Issuer, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Issuer has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Issuer has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws, and (iii) the Issuer has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, and any similar law that prohibits bribery or corruption.

(t)                 The Class A Ordinary Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, and the Issuer is eligible and participating in the Direct Registration System (“DRS”) of DTC with respect to the Class A Ordinary Shares. The Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(u)                The Issuer acknowledges that there have been no, and in issuing the Acquired Shares the Issuer is not relying on any, representations, warranties, covenants and agreements made to the Issuer by Subscriber, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(v)                Upon the Closing, the Acquired Shares will not be subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of Subscriber to pledge, sell, assign or otherwise transfer the Acquired Shares under any organizational document or agreement of the Issuer, which for the avoidance of doubt excludes the restrictions on transfer described in Section 4(f) hereof with respect to the status of the Acquired Shares as “restricted securities” pending their resale pursuant to an effective registration statement under the Securities Act.

(w)              The Issuer does not engage in (i) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”) or (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800).

(x)                No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.                   Subscriber Representations and Warranties. Subscriber represents and warrants to Issuer and each Placement Agent that:

(a)                Subscriber is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)                The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that the Issuer nor any of its affiliates has provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(d)                The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) Subscriber’s organizational documents or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound; and (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties, that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

(e)                Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(f)                 Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that it is acquiring its entire beneficial ownership interest in the Acquired Shares for Subscriber’s own account for investment purposes only and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect, which legend shall be subject to removal as set forth herein and in the Registration Rights Agreement, dated the date hereof, by and among the Issuer and other parties thereto (the “Registration Rights Agreement”) (but only to the extent that Subscriber is party to the Registration Rights Agreement, in which case, notwithstanding anything else contained herein to the contrary, Section 5 and 8(c) hereof shall not apply and not be effective with respect to such Subscriber). Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares. By making the representations herein, Subscriber does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(g)                Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by Deutsche Bank Securities, Inc. and AXIA Capital Markets LLC (individually, a “Placement Agent” and collectively, the “Placement Agents”), the Issuer, or any of their respective affiliates or any control persons, officers, directors, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(h)                To the extent applicable to it, Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i)                 In making its decision to purchase the Acquired Shares, Subscriber represents that it has conducted and completed its own independent due diligence and has independently made its own analysis and decision with respect to the Subscription. Subscriber further represents that, except for the representations, warranties, covenants and agreements made by Issuer herein, it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received and had an opportunity to review the offering materials made available to it in connection with the Subscription and such other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, Target and the Transactions, in each case, made available prior to the date hereof. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s representations, warranties, covenants and agreements contained in this Subscription Agreement. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, Target, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations, warranties, covenants and agreements of the Issuer contained in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that neither the Placement Agents, nor any of their respective affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their respective affiliates has made or makes any representation as to the Issuer, Target or the quality or value of the Acquired Shares. On behalf of itself and its affiliates, the Subscriber acknowledges that the Placement Agents shall not have any liability or any obligation to the Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Acquired Shares.

(j)                 Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or by means of contact from one or more of the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or by contact between Subscriber and one or more Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(k)                Subscriber acknowledges and agrees that the Placement Agents, and their respective affiliates, are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a financial advisor or fiduciary for Subscriber, the Issuer or any other person or entity in connection with the Subscription; provided, however, that Cantor Fitzgerald & Co. and Union Square Advisors, LLC are acting as financial advisors to the Target in relation to the Transactions and Deutsche Bank Securities, Inc. is acting as a capital markets advisor to the Issuer in relation to the Transactions.

(l)                 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(m)               Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has analyzed and considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(n)                Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(o)                Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”) (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(p)                If Subscriber is an employee benefit plan that is subject to Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, then Subscriber represents and warrants that neither the Issuer, nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

(q)                At the Purchase Price Payment Date, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5.             Registration Rights.

(a)                The Issuer agrees that, as soon as practicable, but in no event later than 30 calendar days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the Acquired Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling equityholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, however, under no circumstances shall Subscriber be required to sign any type of lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to cause the effectiveness of such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 5. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two business days in advance of filing the Registration Statement, and will promptly advise the Subscriber when the Registration Statement has been declared effective by the SEC, provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that, if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Acquired Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the Subscriber, any Other Acquired Shares by any Other Subscribers or Class A Shares by any other selling equityholder named in the Registration Statement, the Issuer will promptly notify the Subscriber of such event, and such Registration Statement shall register for resale such number of Class A Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Class A Shares to be registered for Subscriber, such Other Subscriber or other selling equityholder named in the Registration Statement shall be reduced pro rata among all such selling equityholders and as promptly as practicable after being permitted to register additional Acquired Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities. The Issuer will provide all customary and commercially reasonable cooperation necessary to (i) enable Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, (ii) qualify the Registrable Securities for listing on the primary stock exchange on which the Class A Shares are then listed, (iii) update or amend the Registration Statement as necessary to include Registrable Securities and (iv) provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of: (A) when Subscriber ceases to hold any Registrable Securities; (B) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144, (C) when such securities shall have ceased to be outstanding or (D) three years from the date of effectiveness of the Registration Statement.

(b)                In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)                 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Subscriber continues to hold Registrable Securities;

(ii)               advise Subscriber, as promptly as practicable but in any event, within three business days:

(1)                when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)                of any request by the Commission for amendments or supplements to any Registration Statement or prospectus included therein or for additional information;

(3)                of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)                of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)                subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above may constitute material, nonpublic information regarding the Issuer;

(iii)              use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)              upon the occurrence of any event contemplated in Section 5(b)(ii)(5), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                use its commercially reasonable efforts to cause all Acquired Shares to be listed on the primary securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed;

(vi)              allow Subscriber to review and consent to disclosure specifically regarding Subscriber in the Registration Statement on reasonable advance notice (which consent shall not be unreasonably withheld); and

(vii)             use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Acquired Shares and, for so long as Subscriber holds Acquired Shares, to enable Subscriber to sell the Acquired Shares under Rule 144.

(c)                Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose or legal obligations for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than 45 consecutive calendar days, or more than 60 total calendar days, in each case during any 12-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up. For purposes of this Section 5, “Acquired Shares” shall mean, as of any date of determination, the Acquired Shares purchased hereby and any other equity security issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, including any equity securities received with respect to the Acquired Shares pursuant to the Transactions.

(d)                Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e)                Indemnification.

(i)                 The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the fullest extent permitted by law, Subscriber, its directors, officers, employees, agents, trustees, partners, members, managers, equityholders, affiliates, investment advisors and sub-advisors, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective directors, members, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses actually incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of or are caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein, or (B) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5. The Issuer shall notify Subscriber promptly of the institution, threat or assertion (to the Issuer’s knowledge) of any proceeding arising from or in connection with the Transactions; provided, however, that the indemnification contained in this Section 5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Agreement.

(ii)               In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus. In connection with any Registration Statement in which Subscriber is participating, Subscriber agrees, severally and not jointly with any Other Subscriber or other investor that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the fullest extent permitted by law, the Issuer, its directors and officers and agents and employees and each person or entity who controls the Issuer (within the meaning of Section 15 of the Securities Act) and each of their respective directors, members, officers, employees and agents against any Losses, resulting from or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in the case of an omission) in and is based on any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein; provided, however, that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

(iii)             Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)              The indemnification provided under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)                If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), 5(e)(ii), 5(e)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation.

(f)                 In the event Subscriber becomes a party to the Registration Rights Agreement, this Section 5 shall not apply and not be effective with respect to such Subscriber. For the avoidance of doubt, the Issuer acknowledges and agrees that Subscriber is not party to the Registration Rights Agreement.

6.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except with respect to those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the earlier of the Closing Date or the Outside Date (as defined in the Business Combination Agreement as filed with the Commission on or shortly after the date hereof), and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (d) the Outside Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber in writing (with email being sufficient) of the termination of the Business Combination Agreement. Upon the termination hereof, any monies paid by Subscriber to the Issuer in connection herewith shall promptly (and in any event within one business day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

7.                   Additional Agreements and Waivers of Subscriber.

(a)                Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated January 27, 2021 (the “January 27, 2021 Prospectus”), available at sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public equityholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the January 27, 2021 Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s (x) record or beneficial ownership of Class A Shares acquired by any means other than pursuant to this Subscription Agreement or (y) redemption rights in connection with the Transactions with respect to any shares of Class A Shares of the Issuer owned by such Subscriber. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Issuer’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of this Subscription Agreement.

(b)                No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind directly with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding anything to the contrary set forth herein, nothing in this Section 7(b) shall prohibit any entities under common management or that share an investment adviser with the Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions; and in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 7(b) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

8.                   Issuer’s Covenants.

(a)                Except as contemplated herein, the Issuer, its subsidiaries and their respective controlled affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(b)                With a view to making available to Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, for so long as Subscriber holds Acquired Shares to:

(i)                 make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)               file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)             furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer (public availability on the Commission’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(c)                As of immediately prior to the First Merger the Issuer agrees that the authorized capital stock of the Issuer will consist of (i) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and (ii) 110,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), including (1) 100,000,000 Class A Shares and (2) 10,000,000 Class B Shares. As of immediately prior to the First Merger, the Issuer agrees that (i) no shares of Preferred Stock will be issued and outstanding, (ii) 24,825,000 Class A Shares will be issued and outstanding, (iii) 6,037,500 Class B Shares will be issued and outstanding and (iv) 12,412,000 redeemable warrants and 337,500 private placement warrants will be outstanding, none of which are exercisable on or prior to the Closing. As of immediately prior to the First Merger, the Issuer covenants that all (i) issued and outstanding Class A Shares and Class B Shares will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to and will not be issued in violation of any preemptive rights and (ii) outstanding warrants will be duly authorized and validly issued, fully paid and will not subject to and will not be issued in violation of any preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Business Combination Agreement, the Issuer agrees that there will be no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of immediately prior to the First Merger, other than Merger Sub I and Merger Sub II, the Issuer will not have any subsidiaries and will not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of immediately prior to the First Merger, the Issuer agrees there will be no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (i) as set forth in the SEC Reports (as defined below) and (ii) as contemplated by the Business Combination Agreement. Except as disclosed in the SEC Reports, as of immediately prior to the First Merger, the Issuer agrees that it will not have any outstanding indebtedness and will not have any outstanding long-term indebtedness as of the Closing Date.

(d)                The Issuer will use its commercially reasonable efforts to cause the issued and outstanding Class A Shares to be registered pursuant to Section 12(b) of the Exchange Act, and to be listed for trading on Nasdaq under the symbol “ITHX” (it being understood that the trading symbol will be changed in connection with the Transaction).

(e)                The Issuer will use its commercially reasonable efforts to cause the Class A Shares to be eligible for clearing through the DTC, through its DWAC system, and the Issuer will us its commercially reasonable efforts to be eligible and participate in the DRS of DTC with respect to the Class A Shares.

(f)                 Upon request of the Subscriber, the Issuer shall use its commercially reasonable efforts to promptly cause the removal of the legend described in Section 4(f) and to issue a certificate or a book entry record without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Acquired Shares are registered for resale pursuant to an effective registration statement under the Securities Act, upon the sale thereof, (ii) the Acquired Shares are sold pursuant to Rule 144, or (iii) the Acquired Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Issuer to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Issuer with an undertaking to effect any sales or other transfers in accordance with the Securities Act. With respect to a sale pursuant to the foregoing clause (ii), the Issuer shall use its commercially reasonable efforts to cause the removal of such legend within three business days of receipt of Subscriber’s request, provided that the Subscriber has provided such customary representations and other documentation in connection therewith. The Issuer shall be responsible for the fees of the Transfer Agent, counsel to the Issuer, and all DTC fees associated with such issuance and Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes). The Issuer shall use its commercially reasonable efforts at its own expense to cause its legal counsel to deliver an opinion, if necessary, to DTC or the Transfer Agent in connection with the instruction under in this Section 8(c) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Subscriber as reasonably requested by the Issuer, its counsel, DTC or Transfer Agent, establishing that restrictive legends are no longer required.

9.                   Miscellaneous.

(a)                Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber and the Issuer further acknowledge and agree that each of the Placement Agents is a third-party beneficiary with the right to enforce Section 3, Section 4 and Section 9 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of the Issuer, and that each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Issuer contained in this Subscription Agreement.

(b)                Each of the Issuer, the Subscriber and the Placement Agents (with respect to Section 3, Section 4 and Section 9), is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Placement Agents is entitled to rely upon the representations, warranties, agreements and covenants of the Issuer and Subscriber in this Subscription Agreement.

(c)                This Subscription Agreement may not be transferred or assigned without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to one or more affiliates of the Subscriber or to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investor advisor, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Issuer (such consent not to be unreasonably conditioned, delayed or withheld). Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder or any of the Issuer’s obligations may be transferred or assigned other than pursuant to the Transactions.

(d)                All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms.

(e)                The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, the Issuer agrees to keep any such information provided by Subscriber confidential; provided, further, that upon receipt of such additional information, the Issuer shall be allowed to convey such information to each Placement Agent but shall cause such Placement Agent to keep the information confidential, except as may (x) be required by applicable law, rule, regulation, (y) requested by governmental, regulatory or self-regulatory body, or (z) required in connection with any legal proceeding.

(f)                 This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. This Subscription Agreement may not be waived except by an instrument in writing, signed by the party against whom enforcement of such waiver is sought.

(g)                This Subscription Agreement and, if applicable, the Registration Rights Agreement (including the schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h)                Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)                 This Subscription Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)                Except as otherwise provided in this Subscription Agreement, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l)                 The Issuer shall be solely responsible for the fees of the Placement Agents, Transfer Agent, the escrow agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

(m)              Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Acquired Shares, (ii) none of the Placement Agents, nor any of their respective affiliates, nor any control persons, directors, officers, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Issuer, Target, or their subsidiaries or any of their respective businesses, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as Subscriber’s financial advisor, tax advisor or fiduciary.

(n)                Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto;

if to the Issuer, to:

ITHAX Acquisition Corp.
555 Madison Avenue
New York, NY 10022
Attention: Orestes Fintiklis, Chief Executive Officer
Email: orestes@ithacacapitalpartners.com

with a required copy (which copy shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue of
New York, NY 10022
Attention: Lynwood E. Reinhardt, Esq.; Panos Katsambas, Esq.
Email: lreinhardt@reedsmith.com; pkatsambas@reedsmith.com

and a required copy (which copy shall not constitute notice) to:

Mondee Holdings II, Inc.
951 Mariners Island Blvd, Ste. 130

San Mateo, CA 94404
Attention: Dan Figenshu, Chief Financial Officer

Email: dan.figenshu@mondee.com

Kirkland & Ellis LLP
1601 Elm Street

Dallas, TX 75201
Attention: Michael Considine, P.C.

Email: michael.considine@kirkland.com

and

Kirkland & Ellis LLP
2049 Century Park E., 37th Floor

Los Angeles, CA 90067

Attention: Michele Cumpston,

Email: michele.cumpston@kirkland.com

(o)                The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(p)                This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENTS OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(p).

(q)                If, any change in the Class A Ordinary Shares or Class A Shares, as applicable, shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber and the Per Share Price shall be appropriately adjusted to reflect such change.

(r)                 The Issuer shall, by 9:00 a.m., New York City time, on the second business day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that the Issuer has provided to Subscriber any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees or agents and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Issuer, the Placement Agents or any of their respective affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer (i) shall not, and shall cause the Placement Agents and the Target not to, disclose the name or identity of Subscriber or any of its affiliates or its investment adviser, or include the name of Subscriber or any of its affiliates or its investment adviser, without the prior written consent of Subscriber, in any press release or marketing materials and (ii) shall not disclose the name or identify of Subscriber or any of its affiliates or its investment adviser, or include the name of Subscriber or any of its affiliates or its investment adviser, without the prior written consent of Subscriber, in any filing with the Commission or any regulatory agency or trading market, except with respect to this clause (ii) as required by state or federal securities law, any governmental authority or stock exchange rule, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted hereunder.

(s)                 Each party hereto agrees for the express benefit of each Placement Agent and their respective affiliates, control persons, officers, directors, employees, partners, agents and representatives that:

(i)                 none of the Placement Agents (or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives) (1) shall be liable to Subscriber, the Issuer, the Target or any Other Subscriber pursuant to this Subscription Agreement, an Other Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action, including any improper payment made in accordance with the information provided by the Issuer, heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Issuer pursuant to this Subscription Agreement or the Business Combination Agreement or any agreement contemplated therein, or in connection with any of the Transactions; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement, the Business Combination Agreement or any agreement contemplated therein, or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement, the Business Combination Agreement or any agreement contemplated therein, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii)               Issuer agrees for the express benefit of each Placement Agent and their respective affiliates, control persons, officers, directors, employees, partners, agents and representatives that (x) none of the Placement Agents (or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives) has any duties or obligations other than those specifically set forth in the engagement letter between the Issuer and such Placement Agent (an “Engagement Letter”); and (y) each Placement Agent, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Issuer, and (2) be indemnified by the Issuer for acting as Placement Agent hereunder pursuant the indemnification provisions set forth in the applicable Engagement Letter.

(t)                 The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Target or any of their respective subsidiaries that may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The decision of each Other Subscriber to purchase Other Acquired Shares pursuant to an Other Subscription Agreement has been made by such Other Subscriber independently of Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, the Target or any of their respective subsidiaries which may have been made or given by Subscriber. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(u)                The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive. For ease of administration, this single Subscription Agreement may be executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any Other Subscriber so listed.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ITHAX ACQUISITION CORP.

By:
Name:	Orestes Fintiklis
Title:	Chief Executive Officer

Date:  December 20, 2021

Signature Page to
Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:
By:	By:
Name:	Name:
Title:	Title:

Date:  _________________________, 20__

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: ___________________________________________	Joint Subscriber’s EIN:
Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.: ________________________________________________	Telephone No.: ________________________________________________
Facsimile No.: ________________________________________________________	Facsimile No.: _________________________________________________

Aggregate Number of Acquired Shares subscribed for:
_________________

Aggregate Purchase Price: $_______________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Number of Acquired Shares subscribed for and aggregate Purchase Price accepted and agreed to as of this ____ day of ________, 20__, by:

ITHAX ACQUISITION CORP.

By:
Name:	Orestes Fintiklis
Title:	Chief Executive Officer

Signature Page to
Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor”.
	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

FINRA Rule 4512(c) states that an “institutional account” shall mean any person who comes within any of the below listed categories. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “institutional account.”

☐ a bank, savings and loan association, insurance company or registered investment company;

☐ an investment adviser registered either with the Commission under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or

☐ any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-2

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.